                                                                    EXHIBIT 10.4

                             SHAREHOLDERS' AGREEMENT


         This SHAREHOLDERS' AGREEMENT (this "Agreement") is made and entered into as of May 9, 1997, by and among Colorado Prime Holdings, Inc., a Delaware corporation (the "Company"), Thayer Equity Investors III, L.P., a Delaware limited partnership ("Thayer"), and certain other shareholders of the Company listed on Exhibit A hereto (individually, a "Manager" and collectively, the "Managers").

                                   WITNESSETH:

         WHEREAS, pursuant to a Stock Purchase Agreement dated as of May 9, 1997 (the "Stock Purchase Agreement"), by and among Colorado Prime Acquisition Corp. ("CPAC"), Thayer and the Managers, Thayer and the Managers purchased from CPAC, as of May 9, 1997, 150,000 shares of the common stock, par value $0.01 per share, of CPAC (the "Common Stock");

         WHEREAS, pursuant to a Merger Agreement, dated as of March 25, 1997, between Thayer and KPC Holdings Corporation ("Holdings"), simultaneously with the transactions contemplated by the Stock Purchase Agreement, CPAC will be merged with and into Holdings, following which Holdings will be the surviving corporation, each share of Common Stock shall be converted into a share of common stock of Holdings (and from and after such time shall be the "Common Stock" for all purposes hereunder), and Holdings shall be renamed Colorado Prime Holdings, Inc.

         WHEREAS, in connection with such purchase of Common Stock, the Company, Thayer and the Managers have determined that it is in their respective best interests to enter into, and perform under, this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the covenants set forth herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS


         For purposes of this Agreement, in addition to terms defined elsewhere herein, the following terms when used herein shall have the following meanings:

         1.1 "Affiliate," with respect to a party, shall mean (i) any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under Common Control with, such party or (ii) a general partner, limited liability company manager or similar Control person of such party.

         1.2 "Board" shall mean the Board of Directors of the Company.

         1.3 "Business Day" shall mean any calendar day which is not a Saturday, Sunday or legal holiday or a day on which banking institutions in the State of New York are permitted or required to be closed.

         1.4 "Company Indemnitees" shall have the meaning ascribed to such term in Section 6.5(b) herein.

         1.5 "Company Notice" shall have the meaning ascribed to such term in
Section 3.2 herein.

         1.6 "Company Period" shall have the meaning ascribed to such term in
Section 3.2 herein.

         1.7 "Company's 1997 Stock Option Plan" shall have the meaning ascribed to such term in Section 11.15 herein.

         1.8 "Consummation Notice" shall have the meaning ascribed to such term in Section 4.3 herein.

         1.9 "Control" (including "Controlling," "Controlled by," and "under Common Control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         1.10 "CPC" shall mean Colorado Prime Corporation, a Delaware Corporation and a wholly-owned subsidiary of the Company.

         1.11 "Declination Notice" shall have the meaning ascribed to such term in Section 3.2 herein.

         1.12 "Disability" shall mean (i) incapacity due to physical or mental illness or injury where the Manager shall have been absent from his full time duties at CPC for four (4) consecutive months; or (ii) the Manager's health should become impaired to an extent that makes the continued performance of his duties at CPC hazardous to his physical or mental health or his life, provided that the Manager shall have furnished CPC with a written statement from a qualified doctor to such effect and provided further, that, at CPC's request made within thirty (30) days of the date of such written statement, the Manager shall submit to an examination by a doctor selected by CPC who is reasonably acceptable to the Manager or the Manager's doctor and such doctor shall have concurred in the conclusion of the Manager's doctor.

         1.13 "Drag-Along Notice" shall have the meaning ascribed to such term in Section 5.2 herein.

         1.14 "Drag-Along Sale" shall have the meaning ascribed to such term in
Section 5.1(a) herein.

         1.15 "Drag-Along Sale Date" shall have the meaning ascribed to such term in Section 5.2 herein.

         1.16 "Election Period" shall have the meaning ascribed to such term in
Article 8 herein.

         1.17 "Election Notice" shall have the meaning ascribed to such term in
Article 8 herein.

         1.18 "Equity Securities" shall mean (i) any securities of the Company having voting rights with respect to the election of the Board not contingent upon default, including, but not limited to, shares of Common Stock, (ii) any securities evidencing any voting equity ownership interest in the Company, and
(iii) any securities convertible into or exercisable or exchangeable for any of the foregoing securities.

         1.19 "Exercising Party" shall have the meaning ascribed to such term in
Article 8 herein.

         1.20 "Family Members," with respect to an individual, shall mean such individual's spouse, parents, siblings and children.

         1.21 "Final Prospectus" shall have the meaning ascribed to such term in
Section 6.5(a) herein.

         1.22 "Good Cause" shall mean a termination based on a Manager's (i) willful misconduct or gross negligence in the performance or intentional nonperformance (continuing for ten (10) days after receipt of written notice of need to cure) of any of the Manager's material duties and responsibilities for CPC; (2) willful dishonesty, fraud, alcohol or illegal drug abuse, or misconduct with respect to the business or affairs of CPC, which materially and adversely affects the operations, prospects or reputation of CPC; or (3) conviction of a felony or other crime involving moral turpitude.

         1.23 "Good Reason" shall mean the continuance of any of the following after ten (10) days prior written notice by the Manager to CPC and to Thayer, specifying the basis for such Manager's having Good Reason to terminate such Manager's employment with CPC:

                  (i) a material adverse change in the Manager's status, title, position or responsibilities with CPC;

                  (ii) the assignment to the Manager of any duties materially and adversely inconsistent with the Manager's position at CPC as of the date of this Agreement (or such other position to which he may be promoted);

                  (iii) the Manager's removal from, or failure to be reappointed or reelected to, the Manager's position under such Manager's written employment agreement (if applicable), except where a Manager's employment with CPC under such a written employment agreement has been terminated by such Manager's death, Disability, or for Good Cause; or

                  (iv) any other material breach by CPC of a Manager's written employment agreement (if applicable), including the regular failure to pay the Manager on a timely basis the amounts to which he is entitled under such a written employment agreement.

                  1.24 "Indemnitees" shall have the meaning ascribed to such term in Section 6.5(a) herein.

                  1.25 "Indemnified Party" shall have the meaning ascribed to such term in Section 6.5(c) herein.

                  1.26 "Indemnifying Party" shall have the meaning ascribed to such term in Section 6.5(c) herein.

                  1.27 "Indenture" shall mean the Indenture dated as of May 9, 1997, by and among CPC and the Bank of New York, as Indenture Trustee, relating to the Notes.

                  1.28 "IPO Event" shall mean the consummation of an underwritten public offering, pursuant to an effective registration statement under the Securities Act, that is underwritten by one or more nationally-recognized investment banking firms and results in the Company receiving not less than $25,000,000 in aggregate cash proceeds from such offering.

                  1.29 "Manager's Cost" shall mean the dollar amount that such Manager would have received pursuant to the Merger Agreement for such Manager's shares of Management Common Stock of Holdings had such Manager not exchanged such shares for shares of Common Stock pursuant to the Stock Purchase Agreement.

                  1.30 "Manager's Representative" shall have the meaning ascribed to such term in Section 8.1 herein.

                  1.31 "Market Value" shall mean, as of any date prior to an IPO Event, seven and one-half (7.5) times consolidated EBIT of CPC for the four preceding fiscal quarters for which financial statements have been delivered to the holders of the Notes in accordance with the terms of
         Section 4.12 of the Indenture, minus the aggregate amount of outstanding indebtedness of CPC as of the last day of such four fiscal quarters.

                  1.32 "Merger Agreement" shall mean the merger agreement, dated as of March 25, 1997, between Thayer and Holdings.

                  1.33 "Notes" shall mean the $100,000,000 12 1/2% Senior Notes of Colorado Prime Corporation due 2004.

                  1.34 "Operating Income Projections" shall have the meaning ascribed to such term in Schedule 5.2 to the Merger Agreement.

              1.35 "Option" shall have the meaning ascribed to such term in
         Section 11.15 herein.

              1.36 "Optionees" shall have the meaning ascribed to such term in
         Section 11.15 herein.

              1.37 "Permitted Transfer" shall mean a Transfer of Common Stock by a Shareholder to (i) one or more Family Members of such Shareholder or
         (ii) a trust solely for the benefit of one or more Family Members of such Shareholder; provided that, prior to any such Transfer, each transferee shall agree in writing, in a form satisfactory to the Company and Thayer, that such transferee shall receive and hold such Common Stock subject to the provisions of this Agreement.

              1.38 "Permitted Transferee" shall mean any Person receiving Common Stock pursuant to a Permitted Transfer and any such Permitted Transferee shall be included within the definition of "Shareholder" for purposes of this Agreement.

              1.39 "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust unincorporated association, joint venture, or other entity of whatever nature.

              1.40 "Pro Rata Share" shall mean the holder's pro rata share of the outstanding Equity Securities which shall be a fraction calculated by dividing (i) the number of shares of Common Stock held by the holder as of the applicable date plus the number of shares of Common

         Stock issuable upon conversion, exercise or exchange of all other outstanding Equity Securities held by the holder as of the applicable date, by (ii) the total number of shares of Common Stock outstanding as of such date plus the total number of shares of Common Stock issuable upon conversion, exercise or exchange of all other outstanding Equity Securities as of such date.

              1.41 "Register," "Registered" and "Registration" as used herein shall refer to a registration of Registrable Securities effected by filing with the SEC a registration statement in compliance with the Securities Act and the declaration or ordering by the SEC of effectiveness of such registration statement.

              1.42 "Registrable Securities" shall mean shares of Common Stock issued pursuant to the Stock Purchase Agreement, shares of Common Stock issued pursuant to the Company's 1997 Stock Option Plan or any other stock option plan or employee benefit or other incentive plan which may be adopted by the Company after the date hereof and shares of Common Stock issued to a Shareholder upon the exercise of any options or upon the exercise of any preemptive rights granted by the Company with respect to any shares of Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) such securities shall have been registered under the Securities Act, the registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of pursuant to such effective registration statement, (ii) such securities shall have been distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) such securities shall have been otherwise transferred, if new certificates or other evidence of ownership for them not bearing a legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer shall have been delivered by the Company, and subsequent disposition of such securities shall not require

         Registration or qualification of securities under the Securities Act or any state securities laws then in force, or (iv) such securities shall cease to be outstanding.

              1.43 "Retirement" shall mean a Manager's retirement upon the later of (i) such Manager attaining the age of sixty-five (65), or (ii) two
         (2) years after the date of this Agreement.

              1.44 "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

              1.45 "Shareholders" shall mean Thayer, each Manager, each Permitted Transferee, and any other Person that becomes a holder of Equity Securities and agrees in writing to be bound by and comply with the terms of this Agreement.

              1.46 "Tag-Along Notice" shall have the meaning ascribed to such term in Section 4.2 herein.

              1.47 "Tag-Along Period" shall have the meaning ascribed to such term in Section 4.2 herein.

              1.48 "Tag-Along Shareholder" shall have the meaning ascribed to such term in Section 4.2 herein.

              1.49 "Thayer Notice" shall have the meaning ascribed to such term in Section 3.3 herein.

              1.50 "Thayer Period" shall have the meaning ascribed to such term in Section 3.3 herein.

              1.51 "Transfer" shall mean any actual or proposed disposition of all or a portion of an interest (legal or equitable) by any means, direct or indirect, absolute or conditional, voluntary or involuntary, including, but not limited to, by sale, assignment, put, transfer, pledge, hypothecation, mortgage or other encumbrance, court order, operation of law, distribution, settlement, exchange, waiver, abandonment, gift, alienation, bequest or disposal.

              1.52 "Transfer Notice" shall have the meaning ascribed to such term in Section 4.1 herein.

              1.53 "Warrants" shall mean the warrants to purchase Common Stock of the Company issued by the Company in connection with the sale of the Notes.

              1.54 "Without Cause" shall mean a Manager's termination by CPC other than for Good Cause or as a result of a Manager's death or Disability.


                                    ARTICLE 2
                      GENERAL TRANSFERABILITY RESTRICTIONS

              None of the Mangers or their Permitted Transferees shall Transfer or cause or permit to be Transferred any Equity Securities owned or controlled by such Shareholder, except pursuant to Permitted Transfers and other Transfers carried out in compliance with this Agreement, and any purported Transfer in violation hereof shall be null and void.

                                    ARTICLE 3
                             RIGHTS OF FIRST REFUSAL

              Prior to an IPO Event, before any Equity Securities owned or Controlled by a Manager or a Permitted Transferee of a Manager (a "Selling Shareholder") may be Transferred (other than in a Permitted Transfer or a Transfer pursuant to Article 4 or 5 hereof), the Selling Shareholder shall first comply with the following procedures with respect to such Equity Securities:

              3.1 Notice. The Selling Shareholder shall first deliver a written notice (a "Shareholder Notice") to the Company and Thayer stating (i) that the Selling Shareholder wishes to Transfer such Equity Securities,
         (ii) the number and type of Equity Securities proposed to be Transferred and (iii) the price and other material terms of the proposed Transfer. The Shareholder Notice shall be accompanied by a certificate of the Selling Shareholder certifying that it has received from a Person not Affiliated with such Selling Shareholder a bona fide offer to acquire such Equity Securities in cash at such price and on such terms as are set forth in the Shareholder Notice and shall identify such Person.

              3.2 Company Right. Within thirty (30) days after receipt of a Shareholder Notice (the "Company Period"), the Company may elect, by delivering to the Selling Shareholder and to Thayer a written notice (a "Company Notice") of its election to purchase all or any part of the Equity Securities to which the Shareholder Notice refers, on the same terms and conditions specified in such Shareholder Notice. If the Company does not elect to purchase any of such Equity Securities, the Company shall send a notice to such effect to the Selling Shareholder and to Thayer prior to the end of the Company Period (a "Declination Notice").

              3.3 Thayer Right. If the Company does not elect to purchase during the Company Period any or all of the Equity Securities to which the Shareholder Notice refers, then Thayer may elect, by delivering to the Selling Shareholder a written notice (a "Thayer Notice") within thirty
         (30) days after Thayer's receipt of the Company Notice or the Declination Notice, as applicable (the "Thayer Period") of its election to purchase, on the same terms and conditions specified in the Shareholder Notice, any or all of the amount of such Equity Securities that the Company has not elected to purchase.

              3.4 Consummation. If the Company and/or Thayer elects to acquire Equity Securities pursuant to this Article 3, the Company, Thayer and the Selling Shareholder shall consummate the sale and purchase of such Equity Securities within sixty (60) days after the date that the Company or Thayer has received the Shareholder Notice, the Company Notice or the Declination Notice, as the case may be.

              3.5 Selling Shareholder Right. To the extent the Company and Thayer do not exercise their respective rights under this Article 3 within the specified time periods, the Selling Shareholder may Transfer the Equity Securities specified in its Shareholder Notice (and not purchased by the Company or Thayer) to the Person specified in such Shareholder Notice at the price and on the terms specified in such notice, provided that such Transfer is consummated within sixty (60) days after the end of the Thayer Period. If the Transfer of all of such Equity Securities is not consummated within such time period, then the Selling Shareholder must again comply with the provisions of this
         Article 3 with respect to such of the Equity Securities which have not been Transferred timely prior to their subsequent Transfer.

                                    ARTICLE 4
                                TAG-ALONG RIGHTS

              Until the later of (i) May 9, 1999, or (ii) the date of an IPO Event or, if earlier, the date when Thayer's Pro Rata Share is less than fifty-one percent (51%), Thayer shall not engage in a transaction (including a merger, consolidation or similar business combination) that involves the Transfer by Thayer to a Person unaffiliated with Thayer (a "Third Party") of Common Stock representing greater than fifty percent (50%) of the outstanding Common Stock (other than a "Drag-Along Sale" as defined in Article 5 below and other than a Transfer to one or more Affiliates of Thayer) without first offering the Shareholders the right to participate in such Transfer in the following manner:

              4.1 Notice. Thayer shall first deliver a written notice (a "Transfer Notice") to the Shareholders stating (i) Thayer's wish to Transfer Common Stock to a Third Party, (ii) the number of shares of Common Stock proposed to be Transferred and (iii) the price and the other general terms of the proposed Transfer. Such notice may be provided before Thayer has identified a purchaser or purchasers for such Common Stock.

              4.2 Shareholders Right. Each Shareholder may elect, by delivering to Thayer a written notice (a "Tag-Along Notice") of its election within fifteen (15) days after receipt of the Transfer Notice (the "Tag-Along Period"), to participate in Thayer's Transfer of Common Stock on the same terms and conditions specified in the Transfer Notice. The Tag-Along Notice shall specify the maximum number of Common Stock shares that the Shareholder (a "Tag-Along Shareholder") elects to Transfer, which number shall not exceed the product (rounded down to the nearest whole number) of (x) the total number of shares to be acquired by the Third Party as set forth in the Tag-Along Notice, multiplied by (y) a fraction, (1) the numerator of which shall be the number of shares of Common Stock owned by such Tag-Along Shareholder as of the date of the Tag-Along Notice and (2) the denominator of which shall be the aggregate number of outstanding shares of Common Stock owned on such date by all Shareholders; provided that any share amounts so determined shall be rounded to avoid fractional shares.

              4.3  Consummation.

                  (a) At least ten (10) days prior to the consummation of a Transfer by Thayer described in a Transfer Notice and not before the earlier of (x) the end of the Tag-Along Period and (y) the receipt by Thayer of a Tag-Along Notice from each Shareholder, Thayer shall provide written notice (a "Consummation Notice") to each Tag-Along Shareholder stating (i) the identity of the Third Party transferee,
         (ii) the number of shares of Common Stock that such Tag-Along Shareholder will be entitled to sell to such Third Party pursuant to this Article 4, and (iii) the date the Transfer is contemplated to be consummated. At least five (5) days prior to the date of such consummation, each Tag-Along Shareholder shall deliver to Thayer for Transfer to the Third Party one or more certificates, properly endorsed for Transfer, which represent the number of shares of Common Stock such Tag-Along Shareholder is entitled to sell as provided in the Consummation Notice. The certificate(s) delivered to Thayer by each Tag-Along Shareholder shall be Transferred to the Third Party identified in the Consummation Notice, as part of the consummation of the Transfer of Common Stock pursuant to the terms and conditions specified in the Transfer Notice and the Consummation Notice. Upon receipt of the proceeds of the Transfer, Thayer shall promptly remit to each Tag-Along Shareholder that portion of such proceeds to which such Tag-Along Shareholder is entitled by reason of such Shareholder's participation in such Transfer.

                  (b) In connection with a Transfer pursuant to this Article 4, each Tag-Along Shareholder shall be required to make representations and warranties regarding the Common Stock that such Shareholder proposes to Transfer identical to those required to be made by Thayer, including, but not limited to, such Shareholder's ownership of and authority to Transfer such Common Stock and the absence of any liens or other encumbrances on such stock.

                  (c) Notwithstanding anything to the contrary contained in this
         Article 4, Thayer shall have no liability to any Shareholder (i) if the sale of Common Stock pursuant to this Article 4 is not consummated for any reason whatsoever, or (ii) with respect to any of the terms or provisions of such sale of Common Stock. Whether a sale of Common Stock to a Third Party pursuant to this Article 4 is effected is in the sole and absolute discretion of Thayer.

              4.4 Securities Laws. Notwithstanding anything to the contrary in this Article 4, Thayer shall have no obligation to permit a Shareholder, and no Shareholder shall have a right, to participate as a Tag-Along Shareholder in a Thayer Transfer of Common Stock if such Shareholder's Transfer (i) would not be exempt from all registration requirements under federal and state securities laws or (ii) would violate, or cause Thayer's Transfer to violate, any applicable federal or state laws.

                                    ARTICLE 5
                                DRAG-ALONG RIGHTS

              5.1 Drag-Along Sale. (a) If, prior to an IPO Event, Thayer, in its sole discretion, determines to accept an offer from a Third Party to purchase all of the Equity Securities then held by the Shareholders, or such lesser number as will result in the Third Party owning fifty-one percent (51%) or more of Equity Securities, then Thayer may, at its option, require each other Shareholder to include in such Transfer to the Third Party such number of Equity Securities owned by each of them as determined in this Article 5 (the "Drag-Along Sale"). All sellers of Equity Securities in such Drag-Along Sale (i) shall receive the same consideration per Equity Security and shall be subject to the same terms and conditions of sale as the Transfer by Thayer of its Equity Securities and (ii) shall execute such documents and take such actions as may be reasonably required by Thayer. For the purposes of this
         Article 5, the consideration received for any option held by a Shareholder included in a Drag-Along Sale shall equal (x) the difference between the price per share of Common Stock to be acquired by a Third Party in such Drag-Along Sale minus (y) $100.00.

              (b) Each Shareholder shall be required to participate in the proposed Drag-Along Sale by Transferring in connection therewith Equity Securities equal to the product of (x) the total number of Equity Securities to be acquired by the Third Party, multiplied by (y) a fraction, the numerator of which shall be the total number of Equity Securities owned by such Shareholder, and the denominator of which shall be the total number of Equity Securities owned by all Shareholders.

              5.2 Drag-Along Notice. Thayer shall provide each Shareholder with written notice (the "Drag-Along Notice") of a Drag-Along Sale at least fifteen (15) days prior to the contemplated date of consummation of such sale (the "Drag-Along Sale Date"). Each Drag-Along Notice shall set forth: (i) the identity of the Third Party transferee in the Drag-Along Sale, (ii) the price and the other general terms of the proposed Transfer and (iii) the Drag-Along Sale Date.

              5.3 Form of Consideration. The provisions of this Article 5 shall apply regardless of the form of consideration received in the Drag-Along Sale, and any form of consideration received pursuant to the terms of the Drag-Along Sale shall be allocated among the transferors of Equity Securities pro rata based upon each transferor's percentage ownership of the Equity Securities sold in the Drag-Along Sale.

              5.4  Consummation.

                  (a) At least three (3) Business Days prior to the contemplated date of consummation of a Drag-Along Sale, each Shareholder shall deliver to Thayer for Transfer to the Third Party one or more certificates, properly endorsed for Transfer, which represent the Equity Securities held by such Shareholder required to be transferred in the Drag-Along Sale. The certificate(s) delivered to Thayer by each Shareholder shall be Transferred to the Third Party transferee identified in the Drag-Along Notice as part of the consummation of the Drag-Along Sale. Upon receipt of the proceeds of the Drag-Along Sale, Thayer shall promptly remit to each Shareholder that portion of such proceeds to which such Shareholder is entitled by reason of such Shareholder's participation in such sale.

                  (b) In connection with a Drag-Along Sale, each Shareholder shall be required to make representations and warranties regarding the Equity Securities that such Shareholder Transfers in such sale identical to those being made by Thayer, including, but not limited to, such Shareholder's ownership of and authority to Transfer such Equity Securities and the absence of any liens or other encumbrances on such Equity Securities.

                  (c) Notwithstanding anything to the contrary contained in this
         Article 5, Thayer shall have no liability to any Shareholder (i) if the sale of Equity Securities pursuant to this Article 5 is not consummated for any reason whatsoever, or (ii) with respect to any of the terms or provisions of such sale of Equity Securities. Whether a sale of Equity Securities to a Third Party pursuant to this Article 5 is effected is in the sole and absolute discretion of Thayer.


                                    ARTICLE 6
                       REGISTRATION RIGHTS AND PROCEDURES.

              6.1 Piggyback Registration Rights. If at any time the Company proposes to Register any of its Common Stock in connection with an IPO Event or, if at any time prior to the second anniversary of the closing of such IPO Event, the Company proposes to effect a subsequent primary offering, whether or not for sale for its own account, in a manner which would permit the Registration of Registrable Securities for sale to the public under the Securities Act, the Company will, subject to
         Section 6.2 hereof, give written notice to the Shareholders of its intention to do so and of the Shareholders' rights under this Article 6 prior to the anticipated filing date of the registration statement relating to such Registration. Such notice shall offer the Shareholders the opportunity to include in such registration statement such number of Registrable Securities as the Shareholders may request. Upon the written request of the Shareholders, made within 20 Business Days after the receipt of the Company's notice (which request shall specify the number of Registrable Securities intended to be disposed of by the Shareholders), the Company will use commercially reasonable efforts to effect the Registration (and qualification under any applicable state securities or Blue Sky laws) of all Registrable Securities which the Shareholders shall have requested Registration thereof, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so requested to be Registered; provided that:

              (i) if such Registration involves an underwritten offering, the Shareholders wishing to participate must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company or any other selling security holder (or on equivalent terms and conditions, if the Shareholders hold different securities from those being sold by the Company or such other selling security holder), including, without limitation, executing and delivering such underwriting agreements or other related agreements to which the Company or any such other selling security holder has agreed to execute and deliver;

              (ii) if, at any time after giving written notice of its intention to Register any securities pursuant to this Section 6.1 and prior to the effective date of the registration statement filed in connection with such Registration, the Company shall determine for any reason not to Register such securities, the Company shall give written notice to the Shareholders and, thereupon, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration;

              (iii) if a Registration pursuant to this Section 6.1 involves an underwritten offering, the Shareholders or parties requesting to be included in such Registration may elect, in writing at least 10 days prior to the effective date of the registration statement filed in connection with such Registration, not to Register such securities in connection with such Registration; and

              (iv) the Company shall not be required to effect any Registration of Common Stock under this Section 6.1 incidental to the Registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, the Warrants, dividend reinvestment plans, the Company's 1997 Stock Option Plan or other executive or employee benefit or compensation claims (including, without limitation, any registration of securities on a Form S-4 or S-8 registration statement or any successor or similar forms).

              6.2 Limitations on Shares Included In Piggyback Registrations. If the Registration of which the Company gives notice pursuant to Section
         6.1 herein is for an underwritten
         offering, only securities that are to be included in the underwriting may be included in the Registration. Notwithstanding any provision of
         Section 6.1 herein, if the underwriter determines that marketing factors require a limitation on the number of shares of Registrable Securities to be underwritten or on the identity of the selling shareholders in the case of any Registration for an IPO Event that includes a secondary offering, the underwriter may exclude or otherwise limit the number of shares of Registrable Securities to be included in the registration and underwriting. The Company shall so advise the Shareholders, and the number of shares of Registrable Securities that may be included in the Registration and underwriting shall, subject to the agreement of the underwriters, be allocated among the Shareholders and, as further provided in the Agreement, all other Shareholders in proportion, as nearly as practicable, to the respective numbers of shares of Registrable Securities which all such Shareholders initially requested to be included in the Registration. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such Registration. If any Shareholder disapproves of any such underwriting, such Shareholder may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities and/or other securities so withdrawn from such underwriting shall be withdrawn from such Registration, and the number of Shares of the remaining Shareholders shall, if they have been cut back pursuant to this section 6.2, be increased pro rata in the aggregate amount so withdrawn.

              6.3 Expenses. The Company will pay all Registration expenses, including legal fees and expenses of the Company, in connection with each Registration of Registrable Securities pursuant to this Article 6, except that each Shareholder having shares of the Company's capital stock Registered pursuant to this Article 6 shall pay all fees and expenses of such Shareholder's counsel and the underwriting discounts, commissions and similar fees, and transfer taxes applicable to the Registrable Securities of such Shareholder included in such Registration.

              6.4 Restrictions on Public Sale by Shareholders and the Company. In connection with any offering of any securities of the Company, including, without limitation, any offering contemplated by this
         Article 6, each Shareholder agrees that, whether or not such Shareholder's Registrable Securities are included in such Registration, it will consent and agree to comply with any "hold back" restriction, relating to Common Stock or any other securities of the Company then owned by such Shareholder, that may be reasonably requested by the underwriter(s) or placement or other selling agent(s) of such offering. Without limitation to the foregoing, each Shareholder shall, upon request by such underwriters or agent(s), agree not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, and not to effect any such public sales or distribution of any other equity securities of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) during the 30 days prior to, and the 180 day period beginning on, the effective date of such registration statement (or such lesser period as such underwriter(s) or placement or other selling agent(s) may permit) (except as part of such Registration).

              6.5 Indemnification. (i) To the extent permitted by law, the Company shall indemnify the Shareholders upon requesting or joining in a Registration, each agent, officer and director of Thayer, each Person Controlling Thayer, and each underwriter and selling broker of the securities so Registered (collectively, "Indemnitees") against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to an action or inaction required of the Company in connection with any such registration, qualification or compliance, and shall reimburse each such Indemnitee for all legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability is caused by any untrue statement or omission so made in conformity with written information relating to any such Indemnitees furnished by such Indemnitees and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the amended prospectus filed with the SEC pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any Indemnitee, if a copy of the Final Prospectus was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; and provided, further, that the indemnity agreement contained in this
         Section 6.5(i) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

              (ii) To the extent permitted by law, each Shareholder upon requesting or joining in a Registration shall indemnify the Company, each other Shareholder and their respective officers, directors and Affiliates and their respective successors (collectively, the "Company Indemnities") against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any Registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made and shall reimburse the Company Indemnitees for all legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnification pursuant to this
         Section 6.5(ii) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon and in conformity with written information relating to such Shareholder (including, without limitation, written negative responses to inquiries) furnished to the Company, the other Shareholders or the underwriter or placement agent and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the Final Prospectus, such indemnity agreement shall not inure to the benefit of any Company Indemnitees if a copy of the Final Prospectus was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this Section 6.5(ii) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of such Shareholder, which consent shall not be unreasonably withheld; and provided, further, that the obligations of the Shareholder shall be limited to an amount equal to the proceeds received by such Shareholder from the sale of its Registrable Securities in such Registration, unless such claim, loss, damage, liability or action resulted from such Shareholder's fraudulent misconduct.

              (iii) Each party entitled to indemnification hereunder (an "Indemnified Party") shall give notice to the party required to provide indemnification (an "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such party's expense, and provided, further, that the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6.5 except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged materially and adversely solely as a result of the failure of the Indemnified Party to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that either (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation or (ii) contains any finding of a violation of law by an Indemnified Party.

              (iv) The reimbursement required by this Section 6.5 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses are incurred.

              (v) If the indemnification provided for in this Section 6.5 is unavailable to an

         Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company and the Shareholders in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations including the relative benefits received by the Company and the Shareholders. The relative benefits received by the Company on the one hand, and the Shareholders, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) to the Company bear to the total net proceeds from the offering (before deducting expenses) to the Shareholders. The relative fault of the Company and the Shareholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Shareholders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

              (vi) The Company and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 6.5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6.5, the Shareholders shall not be required to contribute any amount in excess of the proceeds received by the Shareholders from the sale of Registrable Securities covered by any registration statement filed pursuant hereto. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

              (vii) The obligations under this Section 6.5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement or otherwise.

              6.6 Cooperation by Prospective Sellers. (i) The Shareholders shall furnish to the Company such information as the Company may reasonably require from the Shareholders in connection with the registration statement (and the prospectus included therein). The Shareholders may not participate in any offering unless the Shareholders (A) agree to sell their Registrable Securities to be sold on the basis provided in any agreement governing the offering and (B) complete and execute all questionnaires, indemnities, underwriting agreements and other documents required in connection with the offering.

              (ii) The Shareholders will not (until further notice by the Company) effect sales thereof (or deliver a prospectus to any purchaser) after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus. In connection with any offering, the Shareholders will not use any offering document, offering circular or other offering materials with respect to the offer or sale of Registrable Securities, other than the prospectuses provided by the Company and any documents incorporated by reference therein.


                                    ARTICLE 7
                             ANTIDILUTION PROTECTION

              Upon any change in the outstanding Common Stock by reason of any stock dividend, split-up (or reverse stock split), recapitalization, reclassification, reorganization, reincorporation, combination or exchange of shares, merger, consolidation, liquidation or similar change in corporate structure, the Board shall provide for a substitution for or adjustment in (i) the number of Equity Securities held by each Shareholder, (ii) the number and class of shares subject to outstanding options, (iii) the exercise price of outstanding options, and (iv) the aggregate number and class of shares that may be issued under the Company's 1997 Stock Option Plan.

                                    ARTICLE 8
                              DISPOSITION OF STOCK
                           UPON MANAGER'S TERMINATION

              8.1 If an IPO Event has not occured, upon the termination of a Manager's employment with the Company, such Manager's Common Stock shall be subject to disposition as set forth in this Article 8. For the purposes of this Article 8 only, the term "Common Stock" shall mean (x) a Manager's Common Stock plus (y) a Manager's options granted pursuant to the Company's 1997

         Stock Option Plan if then vested and exercisable for Common Stock.

              (i) If the Manager's employment with the Company has been terminated as a result of the Manager's death, Disability or Retirement, the Company shall purchase, and the Manager or Manager's estate as the case may be, shall sell such Manager's Common Stock at the higher of either the Manager's Cost or Market Value as of the date of termination.

              (ii) If the Manager's employment with the Company has been terminated as a result of either the Manager's resigning without Good Reason or the Manager's being terminated for Good Cause, the Company shall have the option to purchase the Manager's Common Stock at the lower of either the Manager's Cost or Market Value as of the date of termination.

              (iii) If the Manager's employment with the Company has been terminated as a result of either the Manager's being terminated Without Cause or the Manager's resigning for Good Reason and, as of the date of such termination or resignation, the Company has achieved its Operating Income Projections for the aggregate of the immediately preceding four fiscal quarters for which financial statements have been delivered to the holders of the Notes in accordance with the terms of Section 4.12 of the Indenture, the Manager shall have the option to cause the Company to purchase the Manager's Common Stock at the higher of the Manager's Cost or Market Value.

              (iv) If the Manager's employment with the Company has been terminated as a result of either the Manager's being terminated Without Cause or the Manager's resigning for Good Reason and, as of the date of such termination or resignation, the Company did not achieve its

         Operating Income Projections for the aggregate of the immediately preceding four fiscal quarters for which financial statements have been delivered to the holders of the Notes in accordance with the terms of
         Section 4.12 of the Indenture, the Company shall have the option to purchase the Manager's Common Stock at the higher of the Manager's Cost or Market Value.

              (v) Except as provided in Section 8.1(vi) below, a party exercising an option under this Article 8, (an "Exercising Party") shall provide written notice (an "Election Notice") of the Exercising Party's election to the party entitled to receive such Election Notice within sixty (60) days of the date of the termination giving rise to such election (the "Election Period"). Failure to provide an Election Notice within the Election Period shall cause any options subject to such election to irrevocably lapse. If an Election Notice results in the sale of a Manager's Common Stock to the Company pursuant to this
         Article 8, the Company and the selling Manager shall consummate the sale and purchase of such Manager's Common Stock within sixty (60) days after the date that the Company or the Manager, as the case may be, has received the Election Notice from the Exercising Party. Such a sale shall be consummated (x) upon delivery to the Company by the Manager one or more certificates, properly endorsed for transfer, which represent the number of shares specified in the applicable Election Notice, and (y) upon delivery to the Manager by the Company the amount, in cash, to which such Manager is entitled pursuant to the Election Notice and this Article 8; provided, however, that any sale of Manager's Common Stock pursuant to a Manager's Retirement under Section 8.1(i) above shall be consummated within two (2) years after the date that the Company has received the applicable Election Notice from the Exercising Party. Such a sale shall be consummated (x) upon delivery to the Company by the Manager one or more certificates, properly endorsed for transfer, which represent one-half (1/2) the number of shares subject to such a sale within one (1) year after the date that the Company has received the Election Notice from the Exercising Party, with the remaining shares to be delivered within two
         (2) years from the date the Company received such Election Notice; and
         (y) upon delivery to the Manager by the Company, within one (1) year after the date that the Company has received the applicable Election Notice from the Exercising Party, the amount, in cash, which represents one-half (1/2) the amount such Manager is entitled pursuant to the Election Notice and this Article 8, with the remaining amount, in cash, to be delivered within two (2) years from the date the Company received the applicable Election Notice.

               (vi) Any sale of Manager's Common Stock pursuant to Article 8.1(i), other than a sale upon a Manager's Retirement, shall be consummated as follows: The Manager, or the Manager's legal representative (the "Manager's Representative"), as the case may be, shall notify the Company of the Manager's Disability or death within ninety (90) days of such Disability or death. Thereafter, within thirty
         (30) days of receiving such notice, (x) the Company shall deliver to the Manager, or the Manager's Representative, the amount, in cash, to which such Manager is entitled pursuant to Section 8.1(i) and (y) the Manager, or the Manager's Representative, shall deliver to the Company one or more certificates, properly endorsed for transfer, representing the number of shares purchased by the Company under this
         Section 8.1(i).

               (vii) Notwithstanding any provision of this Agreement to the contrary, no Manager shall have any rights with respect to such Manager's employment with the Company beyond those rights set forth in such Manager's written employment agreement. Any Manager without such a written employment agreement shall be considered an employee-at-will.


                                    ARTICLE 9
                            MANAGER'S ACKNOWLEDGMENTS

              Each Manager acknowledges that such Manager has carefully read and considered all of the terms of this Agreement, that Thayer has made a substantial investment in the Company's business and that the provisions of this Agreement are reasonable and necessary for the Company's and Thayer's protection. Each Manager further acknowledges that damages at law will not be a measurable or adequate remedy for breach of the covenants contained in is Agreement, and accordingly each Manager consents to the entry by any court of competent jurisdiction of any order enjoining such Manager from violating any such covenants. The parties hereto further agree that if, in any judicial proceeding, a court should refuse to enforce any covenants set forth herein because of their term or geographical scope, then such covenants shall be deemed to be modified to permit their enforcement to the maximum extent permitted by law.


                                   ARTICLE 10
                                   TERMINATION

              All rights and obligations set forth in this Agreement, to the extent not previously terminated, shall terminate on May 9, 2007.


                                   ARTICLE 11
                                  MISCELLANEOUS

         11.1 Legend. All certificates evidencing Equity Securities shall bear a legend indicating the existence of the restrictions imposed hereby and a stop transfer order may be placed with respect to such securities. The legend referred to in the preceding sentence shall be substantially in the following form:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE SECURITIES LAW OF ANY JURISDICTION AND MAY NOT BE TRANSFERRED UNTIL (A) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO OR (B) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TRANSFER RESTRICTIONS AND OTHER TERMS OF A SHAREHOLDERS' AGREEMENT DATED AS OF MAY 9, 1997, AMONG COLORADO PRIME HOLDINGS, INC. AND CERTAIN SHAREHOLDERS THEREOF AND MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF COLORADO PRIME CORPORATION AND WILL BE FURNISHED UPON REQUEST TO THE HOLDER OF RECORD OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.

         11.2 Amendment. Except as otherwise expressly set forth in this Agreement, this Agreement may be amended or supplemented only by the written agreement of the Company, Thayer and the Managers.

         11.3 No Waiver of Rights. No failure or delay on the part of any party in the exercise of any power or right hereunder shall operate as a waiver thereof. No single or partial exercise of any right or power hereunder shall operate as a waiver of such right or power or of any other right or power. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. Except as otherwise expressly provided herein, all rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

         11.4 Entire Agreement; Successors; Third Parties. This Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns. Except as specifically set forth herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities.

         11.5 No Assignment. No party hereto may assign any of its rights or obligations under this Agreement to any other Person without the written consent of Thayer, in the case of any assignment by any Manager, or a numerical majority of the Managers, in the case of any assignment by Thayer, except that Thayer may assign part or all of its rights and obligations hereunder to one or more Affiliates of Thayer and any Manager may assign to one or more Permitted Transferees of such Manager.

         11.6 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, by facsimile or sent by overnight express or by registered or certified mail, postage prepaid, addressed as follows:

         If to the Company to:

         Colorado Prime Holdings, Inc.
         1 Michael Avenue
         Farmingdale, N.Y. 11735
         Attention:  Secretary
         Facsimile:  (516) 694-8493

         With a required copy to Thayer

         If to Thayer:

         Thayer Equity Investors III, L.P.
         1455 Pennsylvania Avenue, N.W.
         Washington, D.C.  20004
         Attention:  V. Frank Pottow
         Facsimile:  (202) 371-0391

         With a required copy to:

         Arnold & Porter
         555 Twelfth Street, N.W.
         Washington, D.C.  20004-1202
         Attention:  Neil M. Goodman
         Facsimile:  (202) 942-5999

         If to any of the Managers, to:

         Koerner Silberberg & Weiner, LLP
         112 Madison Avenue, 3rd Floor
         New York, New York  10016
         Attention:  Carl Seldin Koerner
         Facsimile:  (212) 689-3077

If to a Manager, to the address set forth beneath the signature of such Manager on the signature page hereof. Notices and other communications to parties joining this Agreement after the date hereof shall be addressed in accordance with the information received from the Company pursuant to the provisions of this Agreement.

         All deliveries of notice shall be deemed effective when received by the Persons entitled to such receipt or when delivery has been attempted but refused by such Person or Persons. Any party may change the Persons or addresses to which such deliveries shall be made with respect to such party by delivering notice thereof to the other parties hereto in accordance with this Section 11.6.

         11.7 Captions. The captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.8 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         11.9 Governing Law and Venue. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware applicable to agreements made and entirely to be performed within such jurisdiction without reference to its conflicts of laws provisions. The party bringing any action under this Agreement shall be entitled to choose only the federal courts or state courts of the State of Delaware or the State of New York, sitting in the Borough of Manhattan, as the venue for such action, and each party consents to the sole and exclusive jurisdiction of the court chosen in such manner for such action.

         11.10 Severability. The provisions of this Agreement are severable, and the unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. The parties acknowledge that it is their intention that if any provision of this Agreement is determined by a court to be invalid, illegal or unenforceable as drafted, that provision should be construed in a manner designed to effectuate the purpose of that provision to the greatest extent possible under applicable law.

         11.11 Specific Performance. The rights of the parties under this Agreement are unique and the failure of a party to perform its obligations hereunder would irreparably harm the other parties hereto. Accordingly, the parties shall, in addition to such other remedies as may be available at law or in equity, have the right to enforce their rights hereunder by actions for specific performance and/or injunctive relief to the extent permitted by law.

         11.12 Further Assurances. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

         11.13 Publicity. No party shall issue any press release or undertake any publicity concerning this Agreement or any of the transactions contemplated hereby without the prior written consent of Thayer.

         11.14 Books, Records and Reports. Within 120 days of the end of each fiscal year, the Company shall mail to each Shareholder a report setting forth an audited balance sheet as of the end of such fiscal year and audited statements of income and source and use of funds for such fiscal year of the Company, and any other information the Company deems necessary or desirable. If requested by a Shareholder, the Company will furnish quarterly financial statements to such Shareholder as soon as they become available.

         11.15 The Company's 1997 Stock Option Plan. The parties hereto agree that as soon as practicable after the Closing Date, but in no event later than May 31, 1997, the Company will establish a stock option plan (the "Company's 1997 Stock Option Plan") pursuant to which certain employees of the Company (the "Optionees") shall be issued options (the "Options") to acquire the 31,600 allocated shares of the Company. Under the Company's 1997 Stock Option Plan, (i) one-third of the Options shall vest ratably over five years based upon service; (ii) one-third of the Options shall vest over a five year period based upon achievement of Operating Income for that fiscal year as projected in the Goldman Sachs Memorandum dated December 1996. If the Company fails to achieve performance objectives in one year by less than $500,000, the Options will vest to the extent of one-half of the amount of the Options that would have vested if the Operating Income objectives had been achieved. If in the subsequent year, total Operating Income for that year and the prior year or years equals or exceeds the total projected in the Goldman Sachs Memorandum dated December 1996 for that and the prior year or years, the Optionees will be vested for each of the included years; and (iii) one-third of the Options will vest if Thayer achieves a cash Internal Rate of Return of at least forty percent (40%) achieved without taking into account any payment made to Optionees from such Options.



                                -- END OF PAGE --
                   [signatures appear on the following pages]

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed as of the day and year first above written.


                        COLORADO PRIME HOLDINGS, INC.


                        By: /s/ V. Frank Pottow
                            _________________________




                        THAYER EQUITY INVESTORS III, L.P.

                        By: TC Equity Partners, L.L.C.,
                            its General Partner


                            By:  /s/ Frederic Malek
                                ______________________



                        MANAGERS:



                        /s/ William F. Dordelman
                        ______________________________
                        William F. Dordelman
                        9 Woodley Road
                        Darien, Connecticut 06820



                        /s/ William Willett
                        _______________________________
                        William Willett
                        137 Rose Hill Road
                        Southport, Connecticut  06490

                        /s/ Thomas Taylor
                        _______________________________
                        Thomas Taylor
                        155 West 70th Street, Apt. 12E
                        New York, New York  10023



                        /s/ Ricardo DeSantis
                        _______________________________
                        Ricardo DeSantis
                        217 Stewart Avenue
                        Garden City, New York  11530



                        /s/ Brian Mulvehill
                        /s/ Christine Mulvehill
                        ________________________________
                        Brian Mulvehill &
                        Christine Mulvehill
                        2788 Hampton Circle W.
                        Delray Beach, Florida  33445



                        /s/ Joseph Ugenti
                        ________________________________
                        Joseph Ugenti
                        336 East Shore Drive
                        Massapequa, New York  11758



                        /s/ Kenneth Payne
                        ________________________________
                        Kenneth Payne
                        31 Markwood Lane
                        East Northport, New York  11731

                        /s/ Lawrence Scuderi
                        _______________________________
                        Lawrence Scuderi
                        4 Cedar Crest Drive
                        Dix Hills, New York  11746





                        /s/ Charles Montanino
                        _______________________________
                        Charles Montanino
                        103 Wilson Avenue
                        Amityville, New York  11701



                        /s/ Niel Montanino
                        _______________________________
                        Niel Montanino
                        One Winthrop Street
                        Islip, New York  11751





                        /s/ Joseph Murphy
                        _______________________________
                        Joseph Murphy
                        One Stuyvesant Circle East
                        Setauket, New York  11733

                        /s/ John DeMaio
                        _______________________________
                        John DeMaio
                        11831 Spruce Hill
                        Houston, Texas  77077





                        /s/ Ronald F. Mel
                        _______________________________
                        Ronald F. Mel
                        776 Pine Island Drive
                        Melbourne, Florida  32940





                        /s/ Joseph J. Billi
                        _______________________________
                        Joseph J. Billi
                        3300 Neshaminy Blvd., Apt. 347
                        Bensalem, Pennsylvania 19020

                                    EXHIBIT A

Managers:

William Dordelman

William Willet

Thomas Taylor

Ricardo DeSantis

Brian Mulvehill
& Christine Mulvehill

Joseph Ugenti

Kenneth Payne

Lawrence Scuderi

Charles Montanino

Niel Montanino

Joseph Murphy

John DeMaio

Ronald F. Mel

Joseph J. Billi

     __________________________